Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Evergreen Municipal Trust

Inplanning and  performing  our audit of the  financial  statements of
 Evergreen
  Florida High Income Municipal Bond Fund, Evergreen Florida

Municipal Bond Fund,  Evergreen Georgia Municipal Bond Fund,  Evergreen
 Maryland Municipal Bond Fund, Evergreen North Carolina Municipal Bond Fund, Evergreen South Carolina Municipal Bond Fund, and Evergreen
  Virginia Municipal Bond Fund, each a series of Evergreen Municipal Trust, for the year ended August 31, 2004, we considered its internal control,
  including control activities for safeguarding securities,

in order to determine our auditing  procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The  management of Evergreen  Municipal  Trust is  responsible  for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the
 expected benefits and related costs of controls.

Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly  presented in conformity  with  accounting  principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent  limitations in internal control,  error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness is a condition in which the  design  or  operation  of one or more of the  internal  control
  components   does  not  reduce  to  a  relatively  low  level  the  risk that
misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, which we consider to be material weaknesses as defined above as of August 31, 2004.

This report is intended  solely for the  information  and use of management and the Board of Trustees of Evergreen Municipal Trust and the Securities and Exchange Commission and is not intended to be and should not be
 used by anyone other than these specified parties.

Boston, Massachusetts
October 8, 2004